UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 26, 2008
CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891 (Commission File Number)	20-8429087 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
SIGNATURES

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On September 26, 2008, Corporate Property Associates 17 — Global Incorporated (the “Company”) completed the acquisition of two health and fitness facilities located in Columbia, Maryland and Scottsdale, Arizona totaling approximately 220,340 square feet from, and entered into a net lease agreement with, LTF Real Estate Company, Inc. (“LTF”). Life Time Fitness, Inc., the parent of LTF, has guaranteed the obligations of LTF under the lease.
The total cost of acquiring the existing facilities was approximately $63 million. The facilities are leased to LTF under a net lease. The lease has an initial term of 20 years and provides for four five-year renewal options. Additionally, the lease provides for stated annual rent increases.
In connection with the acquisition of the LTF facilities, the Company obtained 15-year, fixed rate non-recourse mortgage financing of approximately $39 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated
Date: October 2, 2008	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer